Exhibit 3.1

CERTIFICATE OF AMENDMENT OF THE FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SKILLZ INC.
Skillz Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:
1.The name of this corporation is Skillz Inc., and the original Certificate of Incorporation of the corporation was filed under the corporation’s original name, Flying Eagle Acquisition Corp., with the Secretary of State of the State of Delaware on January 15, 2020. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 10, 2020, the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 5, 2020, the Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 16, 2020 and the Certificate of Correction was filed with the Secretary of State of the State of Delaware on April 6, 2023, the Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 23, 2023 and the Certificate of Correction was filed with the Secretary of State of the State of Delaware on October 19, 2023, and the Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 6, 2024 (the “Existing Certificate”).
2.This Certificate of Amendment amends the provisions of the Existing Certificate to change the corporation’s name from “Skillz Inc.” to “Firy Inc.” and has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
3.Article I of the Existing Certificate is hereby amended and restated in its entirety as follows:
“ARTICLE I
NAME
The name of the corporation is “Firy Inc.” (hereinafter called the “Corporation”).”
4.This Certificate of Amendment shall become effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.
All other provisions of the Existing Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, this corporation has caused this Certificate of Amendment to be signed by Andrew Paradise, its Chief Executive Officer, this 18th day of June, 2026.

By /s/ Andrew Paradise
Name: Andrew Paradise
Title: CEO